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                                                                    EXHIBIT 23.2


                      ELLIS, PAINTER, RATTERREE & BART LLP
                                ATTORNEYS AT LAW
                              POST OFFICE BOX 9946
                          SAVANNAH, GEORGIA 31412-0146

                            TELEPHONE (912) 233-9700
                            FACSIMILE (912) 233-2281




                                November 5, 1997


Citizens Effingham Bancshares, Inc.
802 South Laurel Street
P. O. Box 379
Springfield, Georgia 31329

Re: Registration with the Securities and Exchange Commission of 512,000 shares of common stock.

Ladies and Gentlemen:

         We have acted as counsel for Citizens Effingham Bancshares, Inc. in connection with the proposed offering of 512,000 shares of common stock, $1.00 par value.

         We are familiar with the Articles of Incorporation and By-Laws of the Company, and we have examined such additional records as we deem necessary for the opinions herein expressed.

         Based upon the foregoing, we are of the opinion that:

         1. Citizens Effingham Bancshares, Inc. is a corporation duly organized and existing under the laws of Georgia and is in good standing under the laws of that state.

         2. All proceedings necessary to authorize the sale of 512,000 shares of common stock have been taken.

         3. The 512,000 shares of common stock being registered, when sold and paid for, will be legally issued, fully-paid, and non-assessable.
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         4. We hereby consent to references to this opinion in the registration statement to be filed by Citizens Effingham Bancshares, Inc. and to references to our firm in the prospectus under the heading "Legal Matters."

                                    Yours very truly,

                                    ELLIS, PAINTER, RATTERREE & BART

                           By:      /s/ J. Wiley Ellis
                                    --------------------------------
                                    J. Wiley Ellis